UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2012

Quantum Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	1-13449	94-2665054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1650 Technology Drive, Suite 800

San Jose, CA 95110

(Address of Principal Executive Offices)

(408) 944-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 20.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2012, Quantum Corporation (the “Company”) issued $60 million aggregate principal amount of 4.50% Convertible Senior Subordinated Notes due 2017 (the “Notes”). The terms of the Notes are governed by an Indenture (the “Indenture”), dated October 31, 2012, by and between the Company and U.S. Bank National Association, as Trustee. A copy of the Indenture, including the form of the Note, is attached as Exhibit 4.1 to this Report, the terms of which are incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. Additional information pertaining to the Notes is contained in Items 2.03 and 3.02 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2012, the Company issued $60 million aggregate principal amount of 4.50% Convertible Senior Subordinated Notes due 2017. The Notes are the Company’s general unsecured senior subordinated obligations and rank subordinated in right of payment to all of the Company’s senior indebtedness, equal in right of payment to all of its senior subordinated indebtedness and senior in right of payment to all of its subordinated indebtedness. The Notes are effectively subordinated to any indebtedness and other liabilities of the Company’s subsidiaries.

The Notes bear interest at 4.50% per annum. Interest is payable on May 15 and November 15 of each year beginning May 15, 2013 until the maturity date of November 15, 2017.

The Notes are convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at any time prior to maturity at an initial conversion rate of 607.1645 shares per $1,000 principal amount of Notes. At the initial conversion rate, the Notes will be convertible at a conversion price of approximately $1.65 per share. The conversion rate will be adjusted for certain antidilution events and will be increased in the case of corporate events that constitute a fundamental change of the Company, including a change of control of the Company, under specified circumstances. The holders of the Notes will have the ability to require the Company to repurchase the Notes in whole or in part for cash in the event of a fundamental change of the Company. In such case, the repurchase price would be 100% of the principal amount of the Notes plus any accrued and unpaid interest.

Certain events are considered “Events of Default,” which may result in the acceleration of the maturity of the Notes, including:

•

The Company’s failure to pay the principal on any of the Notes when due, whether at maturity, on a fundamental change repurchase date with respect to a fundamental change, upon acceleration or otherwise (whether or not such payment is prevented by the subordination provisions of the Indenture);

•

The Company’s failure to pay an installment of interest on any of the Notes when due, if the failure continues for 30 days after the due date (whether or not such payment is prevented by the subordination provisions of the Indenture);

•

The Company’s failure to satisfy its conversion obligations on any of the Notes upon the exercise of a holder’s conversion right on such Note and such failure continues for a period of five business days;

•	The Company’s failure to comply with its obligations under the Indenture with respect to a consolidation, merger or sale of all or substantially all of its assets;

•

The Company’s failure to comply with any other term, covenant or agreement contained in the Notes or the Indenture governing the Notes if the failure is not cured within 60 days after receiving notice of such failure;

•

A default by the Company or any of its subsidiaries in any payment when due (after the expiration of any applicable grace period) under any indebtedness in an aggregate principal amount of $15 million or more, or the acceleration of such indebtedness, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after receiving notice thereof;

•

The Company’s or any of its subsidiaries’ failure, within 60 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which exceeds $15 million, which are not stayed on appeal; and

•

Certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its subsidiaries (or group of subsidiaries in the aggregate) that is a “significant subsidiary” (as defined in Regulation S-X under the Securities Exchange Act of 1934, as amended).

Item 3.02	Unregistered Sales of Equity Securities.

On October 31, 2012, the Company issued $60 million aggregate principal amount of the 4.50% Convertible Senior Subordinated Notes due 2017 to the initial purchaser in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The net proceeds from the offering, after deducting the initial purchaser’s discounts and commissions of $1.8 million and the estimated offering expenses payable by the Company, were approximately $57.7 million.

The Company offered and sold the Notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Notes and the underlying Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Notes is contained in Items 1.01 and 2.03 and is incorporated herein by reference.

Item. 8.01.	Other Events.

On October 26, 2012, the Company issued a press release announcing the pricing of the private placement of the Notes. The press release is attached hereto as Exhibit 99.1, the terms of which are incorporated herein by reference.

Item. 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated October 31, 2012, between Quantum Corporation and U.S. Bank National Association, as trustee, including the form of 4.50% Convertible Senior Subordinated Note due 2017.

99.1	Press release, dated October 26, 2012, announcing pricing of private placement of Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION (Registrant)

Date: October 31, 2012	By:	/s/ Shawn D. Hall

Name:	Shawn D. Hall
Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated October 31, 2012, between Quantum Corporation and U.S. Bank National Association, as trustee, including the form of 4.50% Convertible Senior Subordinated Note due 2017.

99.1	Press release, dated October 26, 2012, announcing pricing of private placement of Notes.